SUBLEASE


                  AGREEMENT OF SUBLEASE ("Sublease"), made as of the 6th day of October, 1999, by and between QueryObject Systems Corporation, formerly known as CrossZ Software Corporation, a Delaware corporation (hereinafter referred to as "Sublessor"), having an office at 60 Charles Lindbergh Blvd, Uniondale, NY 11553 and Progressive Casualty Insurance Company, an Ohio corporation (hereinafter referred to as "Sublessee"), having an address at 300 North Commons Blvd., Mayfield Village, Ohio, 44143.

                              W I T N E S S E T H:


                  WHEREAS, pursuant to a certain lease dated as of October 27, 1994 ("Lease"), by and between Reckson Associates, as landlord ("Landlord"), and Cross/Z International, Inc., as tenant, Landlord leased to Sublessor certain space (the "Demised Premises") in the building ("Building") located at 60 Charles Lindbergh Boulevard, Uniondale, NY; and

                  WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublet from Sublessor the Demised Premises which is more particularly set forth on Exhibit A which is annexed hereto (the "Subleased Premises"), and Sublessee desires to take and hire the Subleased Premises from Sublessor;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Lease. Sublessee hereby acknowledges receipt of a copy of the Lease, a copy of which is annexed hereto as Exhibit B. The terms and conditions of the Lease are incorporated by reference into this Sublease and made a part hereof (except for sections 2, 3, 5, 10, 16, 17, 28, 29, 30, 31, 34, 40, Schedule A and Exhibit 2) as if herein set forth at length. Sublessor being substituted for "Landlord" under the Lease, Sublessee being substituted for "Tenant" under the Lease and Subleased Premises being substituted for the "Demised Premises" or "Premises" under the Lease except that where the context so requires references to Landlord shall be deemed to refer to Reckson Associates, its successors and assigns. Notwithstanding the foregoing, any inconsistencies between the terms of this Sublease and the Lease which shall result from the foregoing incorporation shall be resolved in favor of this Sublease; provided, however, that if such construction of terms would cause Sublessor to be in default under the terms of the Lease, then such inconsistency shall be resolved in favor of the Lease. To the extent that the definitions of the Lease incorporated by reference herein differ from or are inconsistent with the definitions contained in this Sublease, the definitions set forth in this Sublease shall prevail.

                  2. Demise and Term. (A) Sublessor hereby leases to Sublessee and Sublessee hereby takes and hires from Sublessor the Subleased Premises containing a total of 16,385 rentable square feet, for the term and upon the terms and conditions set forth herein, subject to the provisions of Article 20 of the Lease, including the written consent of the Landlord to this Sublease and to the use of the Subleased Premises pursuant to the terms thereof hereof ("Consent to Sublease"), and subject to Sublessor's compliance with Article 20(B) of the Lease. (B) The term ("Term") of this Sublease shall commence on October 15, 1999 or sooner upon the mutual agreement of the parties ("Commencement Date"), except as otherwise provided herein, and end on December 30, 2004 ("Expiration Date"), unless sooner terminated pursuant to the provisions of this Sublease or the Lease. Sublessor warrants and represents that the term of the Lease extends beyond the Expiration Date. Notwithstanding the foregoing, Sublessee shall not have the right to possession of the Subleased Premises until (i) Landlord has signed the Consent to Sublease, (ii) Sublessor has received the Security in the full amount required under Section 24 of this Sublease and (iii) Sublessor has received the first installment of monthly Fixed Rent payable pursuant to Article 3(A) of this sublease.

                  3. Rent. The rents reserved under this Sublease for the Term, shall be and consist of:

                     (A) "Fixed Rent" in the amount of

                         (i) three hundred  fifteen  thousand four hundred eight
($315,408) per annum, for the period beginning on November 1, 1999 through and including October 31, 2000, payable in equal monthly installments of twenty-six thousand two hundred eighty-four dollars ($26,284). Notwithstanding the foregoing, provided that Sublessee is in compliance with the terms hereof, Sublessor shall waive, and Sublessee shall not be required to pay, the first three and one-half (3 1/2) installments of the Fixed Rent due as per the above.

                         (ii) three hundred twenty-eight thousand twenty dollars
($328,020) per annum, for the period beginning on November 1, 2000 through and including October 31, 2001, payable in equal monthly installments of twenty-seven thousand three hundred thirty-five dollars ($27,335).

                         (iii)  three  hundred  forty-one  thousand  one hundred
thirty-six dollars ($341,136) per annum, for the period beginning on November 1, 2001 through and including October 31, 2002, payable in equal monthly installments of twenty-eight thousand four hundred twenty-eight dollars ($28,428).

                         (iv) three hundred  fifty-four  thousand  seven hundred
thirty-five dollars and 24/100 cents ($354,735.24) per annum, for the period beginning on November 1, 2002 through and including October 31, 2003, payable in equal monthly installments of twenty-nine thousand five hundred sixty-one dollars and 27/100 cents ($29,561.27).

                         (v) three  hundred  sixty-eight  thousand  nine hundred
eighty-eight dollars ($368,988) per annum, for the period beginning on November 1, 2003 through and including October 31, 2004, payable in equal monthly installments of thirty thousand seven hundred forty-nine dollars ($30,749).

                         (vi)  Sixty-three   thousand  nine  hundred   fifty-six
dollars ($63,956), for the period beginning on November 1, 2004 through and including December 30, 2004, payable in equal monthly installments of thirty-one thousand nine hundred seventy-eight dollars ($31,978).

                     (B) "Additional Rent" consisting of all such other sums of money as shall become due from, and payable by, Sublessee to Sublessor hereunder including but not limited to sums payable by Sublessor to Landlord pursuant to Article 11 ("Taxes and Other Charges"), of the Lease (for default in payment of which Sublessor shall have the same remedies as for default in payment of Fixed Rent); all to be paid to Sublessor at its address hereunder referred to, or such other place, or to such agent and at such place, as Sublessor may designate by notice to Sublessee, in lawful money of the United States of America. The term "rent", "rents" and "rental," as used herein, shall include Fixed Rent and Additional Rent. For purposes of this Sublease Sublessee's Base Year Taxes shall be 2000 for General Taxes and 1999/2000 for School Taxes.

                  4. Payment of Additional Rent. Sublessee shall make all payments of Additional Rent required to be made pursuant to this Sublease within thirty (30) business days after Sublessor furnishes Sublessee with a statement of the amount payable by Sublessee to Sublessor. Sublessee shall have the right to reasonably request from Sublessor copies of any applicable Landlord's statement received by Sublessor, and Sublessor shall furnish same upon request, but same shall not affect Sublessee's obligations to make the required payments hereunder. In the event that any items payable by Sublessor under the Lease, in respect of which Sublessor shall have received payments from Sublessee hereunder, are subject to adjustment by Landlord at the end of a year or other period pursuant to the terms thereof, then (a) if there has been a corresponding underpayment in the payments made by Sublessee, Sublessee shall pay to Sublessor, no later than ten (10) days after Sublessor furnishes to Sublessee a copy of the statement received by Sublessor from Landlord, an amount equal to such underpayment; or (b) if there has been an overpayment in such payments made by Sublessee, Sublessor shall credit against the next payment of Additional Rent coming due hereunder an amount equal to such overpayment, except that if no further payments of Additional Rent shall be due hereunder, then Sublessor shall refund such amount to Sublessee within ten (10) days. The obligation to pay any amount payable by Sublessee, or to Sublessee as provided for in the immediately preceding sentence, shall survive the end of the term of this Sublease and shall be payable by Sublessee, or to Sublessee, as the case may be, in the same manner as if the Term of this Sublease had not expired or terminated.

                  5. Acceptance of Subleased Premises. Sublessee has inspected the Subleased Premises and Sublessee agrees to accept the Subleased Premises on the Commencement Date in the condition in which the Subleased Premises exists on the Commencement Date, "as is", and further agrees that neither Sublessor nor Landlord shall have any obligation to perform any work, supply any materials, incur any expenses or make any installations, in order to prepare the Subleased Premises for Sublessee's occupancy.

                  6. Performance of Covenants in the Lease. Except as expressly set forth herein, during the Term of this Sublease, Sublessee shall observe and perform all of the terms, covenants, conditions, and agreements contained in the Lease to be performed and observed on the part of Sublessor, as the tenant thereunder, insofar as same pertain to the Subleased Premises, and all of such terms, covenants, conditions and agreements are imposed upon Sublessee, whether or not specifically set forth or referred to herein, Sublessor being substituted for "Landlord" under the Lease, Sublessee being substituted for "Tenant" under the Lease and the Subleased Premises being substituted for the "Demised Premises" or "Premises" under the Lease, provided, however, that Sublessor shall not be liable for any defaults by the Landlord under the Lease nor shall Sublessee be liable for any defaults of Sublessor as Tenant under the Lease.

Sublessee  hereby  agrees  (i) to refrain  from doing or causing to be done,  or suffering or permitting any thing or act to be done (except for any act or omission of Sublessor, its officers, directors, employees, agents, guests and invitees), which constitutes a default under the Lease or causes the Lease, to be canceled, terminated, forfeited or surrendered, or which makes Sublessor, as tenant under the Lease, liable for any damages, claims or penalty, and (ii) except as to those due to the negligence or willful act or omission of Sublessor, to indemnify and hold Sublessor harmless against any loss or expense suffered by Sublessor by reason of Sublessee's failure to perform Sublessee's obligation sunder this Sublease. Sublessor hereby agrees (i) that it will not take, or omit to take, any action which will have the effect of causing a default under the Lease, or of causing a substantial interruption in any of the services provided by Landlord to the Subleased Premises under the Lease, and
(ii) to indemnify and hold Sublessee harmless against any loss or expense suffered by Sublessee by reason of Sublessor's failure to perform its obligations under this Sublease and under the Lease (except where such loss or expense is due to a default caused by Sublessee under this Sublease). Provided Sublessee is not in default under this Sublease beyond the giving of any required notice and the expiration of any grace period, Sublessor agrees not to cancel or surrender voluntarily the Lease as it affects the Subleased Premises, without the prior written consent of Sublessee. If the Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except where due to default of Sublessor (other than a default of Sublessor under the Lease caused by Sublessee under this Sublease), Sublessor shall not be liable in any manner whatsoever for such termination. Sublessor shall promptly forward to Sublessee any default or termination notice with respect to the Lease received by Sublessor from Landlord and this Sublease shall terminate in the event of any such termination of the Lease. This Sublease is subject and subordinate in all respect to the Lease and to the matters to which the Lease is subject and subordinate. This Sublease shall also be subject to any amendments, modifications and supplements to the Lease hereafter made between Landlord and Sublessor, provided that any such amendments, modifications or supplements to the Lease hereafter made between Landlord and Sublessor will not prevent, limit, restrict or adversely affect the use by Sublessee of the Subleased Premises or increase in any material respect its duties, obligations, responsibilities and liabilities under and in accordance with the terms of this Sublease; and further provided that any such amendments, modifications or supplements are provided to Sublessee prior to execution and that a copy of such executed documents is provided to Sublessee.

                  7. Use. Sublessee hereby agrees that the Subleased Premises will be occupied and used only for general office use and for no other purpose, and in a manner consistent in all respects with the provisions of the Lease.

                  8. Services Under the Lease. Except as otherwise provided either in this Paragraph 8 or elsewhere in this Sublease, Sublessee shall be entitled, during the Term hereof, to receive all services, utilities, repairs and facilities to be provided by Landlord under the Lease insofar as such services, utilities, repairs and facilities pertain to the Subleased Premises. Sublessee shall contract directly with LIPA for energy services to the Subleased Premises and Sublessee shall pay the cost of such services to LIPA in a timely fashion. Sublessor shall use its reasonable efforts to secure the performance by Landlord of its obligations under the Lease with respect to the Subleased
Premises for the delivery, provision and/or performance of such services, utilities, repairs and facilities as are required to be provided by Landlord under the Lease, except for such services, utilities, repairs and facilities for which Sublessor, Sublessee or any other tenant is responsible; provided, however, Sublessor shall in no event be required to commence or maintain litigation to enforce such obligations of Landlord under the Lease, or to incur any cost or expense whatsoever to secure such performance. In the event that Sublessor fails or refuses to commence or maintain any such litigation to enforce obligations of Landlord under the Lease, then and in that event, Sublessee shall have the right to do so, at Sublessee's sole cost and expense, as Sublessor's attorney-in-fact and/or assignee pursuant hereto. Sublessee agrees that Sublessor shall have no liability of any nature whatsoever to Sublessee as a consequence of Landlord's failure to delay in performing its obligations under the Lease, including, without limitation, Landlord's breach of the covenant of quiet enjoyment, provided that such failure, delay or breach is not the result of any default by the Sublessor under the Lease, and provided further, that Sublessor shall have had an opportunity to cure such default. Sublessee's obligations hereunder shall not be impaired nor shall the performance thereof be excused because of any failure or delay on Landlord's part in performing its obligations under the Lease unless such failure or delay results from Sublessor's being in default under the Lease and Sublessor's default thereunder is not due to a default of Sublessee hereunder.

                  9. Alterations. Except as otherwise herein provided, Sublessee shall make no alterations, installations, additions or improvements (collectively, "Alterations") into or about the Sublease Premises except in accordance with the applicable provisions of the Lease, including but not limited to Article 14 thereof.

(B)

In the event that Sublessee shall fail to take out or continuously maintain in force the insurance policies required hereunder, Sublessor may, at its option, effect such insurance and charge the cost thereof to Sublessee, who shall pay, as Additional Rent, such sums to Sublessor. (C) Each of the above described policies shall contain the following endorsement, to the extent available, "It is understood and agreed that the premiums for these policies are due and payable from Sublessee only."

                  11. Full Force and Effect of the Lease. Sublessor represents that the copy of the Lease delivered to Sublessee is a true and correct copy thereof. Sublessor represents further that (a) there have been no further amendments to nor modifications of the Lease, (b) to the best of Sublessor's knowledge, neither Landlord nor Sublessor are in default under the Lease, (c) Sublessor has not received any default notices from Landlord, and (d) Sublessor has not sent any default notices to Landlord.

                  12. No Representations. Sublessor has made no representations, agreements or promises with respect to the Building or the Subleased Premises or the use thereof other than those expressly set forth in this Sublease and no rights are to be deemed acquired by Sublessee, by implication or otherwise, except those expressly granted herein. This Sublease contains the entire agreement between Sublessor and Sublessee with respect to the Subleased Premises and all prior negotiations and agreements are merged in this Sublease. Any executory agreement hereafter made between Sublessor and Sublessee shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment or surrender of this Sublease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement thereof is sought.

                  13. Default. (A) This Sublease and the term and estate herein granted are subject to the limitations that:

                             (i) if,  Sublessee  shall default in the observance
or performance of any term, covenant or condition of the Lease on Sublessee's part to be observed or performed, which default results in a notice of default by Landlord to Sublessor and such default shall continue for a period of five
(5) days after delivery to Sublessee of a true and complete copy of Landlord's notice of default, or if such default is of a nature that it cannot be completely remedied within said five (5) day period if Sublessee fails to commence to cures such default within said five (5) day period and thereafter diligently prosecute to completion all steps necessary to remedy such default; or

                             (ii) if,  Sublessee  shall  default in the  payment
when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of three (3) days after notice by Sublessor to Sublessee of such default; or

                             (iii) if, Sublessee shall default in the observance
or performance of any term, covenant or condition of this Sublease on Sublessee's part to be observed or performed (other than the covenants for the payment of Fixed Rent and Additional Rent) and Sublessee shall fail to remedy such default within ten (10) days after notice by Sublessor to Sublessee of such default, or if such default is of a nature that it cannot be completely remedied within said ten (10) day period, if Sublessee shall not commence within said ten
(10) day period and thereafter diligently prosecute to completion all steps necessary to remedy such default; or

                             (iv)  if,  the  Subleased   Premises  shall  become
vacant, deserted or abandoned without payment of Rent; or

                             (v) if, Sublessee's interest in this Sublease shall
devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Paragraph 19 hereof; or

                             (vi) if, Sublessee shall file a voluntary  petition
in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Sublessee or of all or any part of Sublessee's property; or

                             (vii)  if,   within   sixty  (60)  days  after  the
commencement of any proceeding against Sublessee, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Sublessee, or of all or any part of Sublessee's property, without the consent or acquiescence of Sublessee, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment shall be filed or issued against Sublessee or all or any part of Sublessee's property pursuant to which the Subleased Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Sublessee (except as provided in Paragraph then, upon the occurrence, at any time prior to or during the Term, of any one or more or such events, Sublessor may, at any time thereafter, at Sublessor's sole option, give to Sublessee a five (5) days" notice of cancellation of this Sublease and, in such event, this Sublease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) day period with the same force and effect as if the date were the Expiration Date stated herein and Sublessee shall then quit and surrender the Subleased Premises to Sublessor, but Sublessee shall remain liable for damages as provided in Paragraph 25 hereof. Sublessor shall have with respect to any such default any and all of such rights and remedies as are given to Landlord under the Lease with respect to defaults by the tenant thereunder, all with the same force and effect as though the provisions of the Lease with respect to defaults and the rights and remedies of Landlord were set forth as length herein. If Sublessee shall default in the performance of any of Sublessee's obligations hereunder or under the provisions of the Lease, after the giving of notice and opportunity to cure as provided above, Sublessor, without thereby waiving such default, may, at Sublessor's option, perform the same for the account and at the expense of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money, including, without limitation, reasonable attorneys' fees and expenses in instituting, prosecuting or defending any action or proceeding, by reason of any default of Sublessee hereunder after giving of notice and opportunity to cure as provided above, such sums paid or obligations incurred, with interest at the rate of 12% per annum, shall be deemed to be Additional Rent and shall be paid by Sublessee to Sublessor on demand.

                   (B) If Sublessor shall default in the observance or performance of any term, covenant or condition of this Sublease on Sublessor's part, to be observed or performed, and Sublessor shall fail to remedy such default with ten (10) days after notice by Sublessee to Sublessor of such default, or if such default is of a nature that it cannot be completely remedied within said ten (10) day period and thereafter diligently prosecute to completion all steps necessary to remedy such default, then if Sublessee makes any expenditures or incurs any obligations for the payment of money, including without limitation, reasonable attorneys" fees and expenses instituting, prosecuting or defending any action or proceeding, by reason of any default of Sublessor hereunder, after giving of notice and opportunity to cure as provided above, Sublessee shall reimburse to Sublessee on demand all such sums paid by Sublessee, with interest at the rate of 12% per annum.

               14. Indemnity and Hold Harmless. (A) Neither Sublessor nor its agents shall be liable to Sublessee, its employees, agents, contractors, licensees, servants, invitees or visitors and Sublessee shall save Sublessor and its agents harmless from and against any and all liabilities, obligations, penalties, fines, suits, claims, demands, actions, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and expenses), incurred in connection with or arising from any injury to Sublessee, its employees, agents, contractors, licensees, servants, invitees or visitors or to any other person in or about the Subleased Premises, or from any injury or damage to or loss (by theft or otherwise) or, any of Sublessee's property and/or of the property of any other person irrespective of the cause of such injury, damage or loss, other than injury, damage or loss caused by Sublessor's willful acts or omissions or negligence. Sublessee agrees to indemnify and save Sublessor and its agents harmless from and against any and all liabilities, obligations, penalties, fines, suits, claims, demands, actions, costs and expenses of any kind or nature by anyone whomsoever (including, without limitation, reasonable attorneys' fees and expenses), incurred in connection with or arising from (i) any default by Sublessee in the observance or performance of any of the terms, covenants, conditions or agreements of this Sublease on Sublessee's part to be observed or performed, beyond the expiration of any applicable grace period, or (ii) the use or occupancy or manner of use or occupancy of the Subleased Premises by Sublessee or any person claiming through or under Sublessee, other than as permitted under the is Sublease, unless such is due to the negligence of Sublessor, its agents or employees, (iii) the condition of the Subleased Premises (ordinary wear and tear excepted), except if created by Sublessor, or (iv) any acts, omissions or negligence of Sublessee, or the employees, agents, contractors, licensees, servants invitees or visitors of Sublessee, in or about the Subleased Premises or the Building, during the Term. If any action or proceeding shall be brought against Sublessor by reason of any such claim, Sublessee, upon notice from Sublessor, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sublessor. Sublessee shall pay to Sublessor on demand, as Additional Rent, all sums which may be owing to Sublessor by reason of the provisions of this Paragraph 14. Sublessee's obligations under this Paragraph 14 shall survive the Expiration Date or sooner termination of the Term.

          (B) Sublessor agrees to indemnify and save Sublessee and its agents harmless from and against any and all liabilities, obligations, penalties fines, suits, claims, demands, actions, costs and expenses of any kind or nature by anyone whomsoever (including, without limitation, reasonable attorneys' fees and expenses), incurred in connection with or arising from any default by Sublessor in the observance or performance of any of the terms, covenants, conditions or agreements of this Sublease on Sublessor's part to be observed or performed, beyond the expiration of any applicable grace period, or (ii) any acts, omissions or negligence of Sublessor, or the employees, agents, contractors, licensees, servants, invitees or visitors of Sublessor in or about the Demised Premises or the Building during the Term.

               15. Notices. Any notice, demand, request or other document which, under the terms of this Sublease or under any statute, must or may be given or made by the parties hereto, must be in writing, and shall be either personally delivered (provided a written receipt therefor is obtained), or sent by registered or certified mail, postage prepaid, return receipt requested, or overnight carrier, addressed to the party for whom intended at its address as set forth on page 1 hereof, and, if to Sublessor, with a copy to Attention: Ken Schlesinger, Esq., Olshan Grundman, 505 Park Ave., NY, NY 10022 or if to Sublessee, with a copy to 300 North Commons Blvd., Mayfield Village, Ohio 44143,
Attention: Amanda M. Seewald, Esq. (provided, however, the failure to forward a copy of any notice to counsel shall not be deemed to make such notice defective). Either party, however, may designate a new or other address by written notice given in accordance with this Paragraph 15. Any notice personally delivered shall be deemed given upon the signing of a receipt therefor, and any notice so addressed and mailed shall be deemed to be given either when delivered, or, if delivery is refused, five (5) business days after the date mailed, as the case may be. Any notice, demand or request given or made by counsel for a party shall be deemed given or made by such party.

               16. Counterclaim. Sublessee hereby waives the right to interpose a counterclaim (other than mandatory counterclaims) in any summary proceeding initiated by Sublessor to remove Sublessee from the Subleased Premises.

               17. End of Term. On the Expiration Date, or upon any earlier termination of this Sublease, Sublessee shall quit and surrender the Subleased Premises to Sublessor broom-clean and in as good order, condition and repair as the Subleased Premises existed upon the Commitment Date except for ordinary wear and tear, any restoration of the Subleased Premises not required pursuant hereto, damage or destruction by fire and other casualty and such other damage the repair of which is not Sublessee's obligation hereunder (provided no such damage shall be due to Sublessee's or misconduct), and otherwise in accordance with the applicable provisions of the Lease. Sublessee recognizes that Sublessor may suffer substantial damage if Sublessee fails to surrender and vacate the Subleased Premises on the Expiration Date. Sublessee, therefore, agrees that if Sublessee shall hold-over or remain in possession beyond the Expiration Date of this Sublease, Sublessee shall in addition to the provision of Paragraph 31 below, be liable for all compensatory damages directly related thereto and arising therefrom, including any damages arising out of any lost opportunities (and/or new lease) in connection with such holding over. All damages to Sublessor by reason of such holding-over by Sublessee may be the subject of a separate action and need not be asserted by Sublessor in any summary proceeding against Sublessee. Sublessee further agrees to indemnify Sublessor against and from any and all losses, liabilities, damages, costs and expenses (including reasonable attorney's fees) Sublessor incurs to dispossess Sublease, or otherwise, resulting from Sublessee's failure to vacate the Subleased Premises on the Expiration Date. Sublessee's obligations under this Paragraph 17 shall survive the termination of this Sublease.

               18. Quiet Enjoyment. Sublessor covenants with Sublessee that as long as Sublessee shall pay the Fixed Rent and Additional Rent and shall duly perform all of the terms, covenants, conditions and agreements of this Sublease on its part to be performed, Sublessee shall, subject to the terms hereof and of the Lease, peaceably have, hold and enjoy the Subleased Premises during the Term provided herein without hindrance or molestation by Sublessor or any party claiming by, through or under Sublessor.

               19. Assignment and Subletting. Sublessee, for itself, and its successors and assigns, expressly covenants that it shall not assign this Sublease, nor underlet, nor suffer, nor permit the Subleased Premises or any part thereof to be used or occupied by others, except upon the prior written consent of both (i) Sublessor, which consent shall not be unreasonably withheld or delayed, and (ii) Landlord; as provided further that any such attempted assignment, subletting, use or occupancy shall be subject to compliance with all of the terms and conditions contained in Article 20 of the Lease and to the rights of Landlord thereunder.

               20. Effect of Termination of the Lease. Notwithstanding the provisions of Paragraph 2 hereof, the Term of this Sublease shall end one day prior to the Term of the Lease if

Landlord shall terminate the Lease in accordance with its terms. Upon receipt of written notice from Landlord terminating the Lease, Sublessor shall notify Sublessee of Landlord's intention to terminate the Lease and the date such termination shall be effective. In the event of such early termination by Landlord ("Early Termination"), Sublessor shall return to Sublessee any prepaid Fixed Rent, any prepaid Additional Rent or Additional Rent covering any period following Early Termination, and thereafter this Sublease shall terminate as finally and completely as if the date set forth in the Early Termination notice shall be the Expiration Date set forth herein for the termination of the Sublease Term.

                  21. Effect of Termination of this Sublease. Reference in this Sublease to "termination" of this Sublease include expiration or earlier termination of the Term hereof or cancellation of this Sublease pursuant to any of the provisions of this Sublease, the Lease or pursuant to law. Upon the termination of this Sublease, the term and estate granted by this Sublease shall end at noon on the date of termination as if such date were the Expiration Date hereof, and neither party shall have any further obligation or liability to the other after such termination except as shall be expressly provided in this Sublease, any liability for a payment which shall have accrued with respect to any period ending prior to or at the time of termination shall survive the termination of this Sublease.

                  22. Remedies Cumulative. Each right and remedy of Sublessor and Sublessee provided for in this Sublease shall be cumulative and shall be in addition to every other right and remedy provided for in this Sublease now or hereafter existing at law or in equity or by statute or otherwise.

                  23. Binding Effect. The terms, covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns, except that no violation of the provisions of Paragraph 19 hereof shall operate to vest any rights in any successor or assignee of Sublessee. It is understood and agreed that the obligations of Sublessor under this Sublease shall not be binding upon Sublessor with respect t any period subsequent to the transfer of its interest in the Lease, and that in the event of such transfer said obligations shall thereafter be binding upon the transferee of the Sublessor's interest as tenant under the Lease.

                  24. Intentionally Omitted.

                  25. Re-entry by Sublessor; Remedies. (A)(i) If this Sublease and the Term shall expire and come to an end as provided in Paragraph 13 hereof:

                      (a) Sublessor and its agents may immediately, or at any time thereafter, re-enter the Subleased Premises or any part thereof, either by summary proceedings, or by any other applicable court action or judicial proceeding (without being liable to indictment, prosecution or damages therefor), and any repossess the Subleased Premises and the Furniture and remove any and all of their property and effects from the Subleased Premises; and

                      (b) Sublessor, at its option, may relet the whole or any part or parts of the Subleased Premises, at any time or from time to time, either in the name of Sublessor or otherwise, to such subtenant or subtenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such conditions, which may include concessions and free rent periods, as Sublessor, in its reasonable discretion, may determine. Sublessor shall have no obligation to relet the Subleased Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Subleased Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Sublessee of any liability under this Sublease or otherwise to affect any such liability. Sublessor, at its option, may take such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Subleased Premises as Sublessor, in its reasonable discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Sublessee of any liability under this Sublease or otherwise affecting any such liability.

                      (ii) Sublessee, on its own behalf and on behalf of all persons claiming through or under Sublessee, including all creditors, does further hereby waive any and all rights which Sublessee and all such persons might otherwise have under any present or future law to (a) redeem the Subleased Premises, or re-enter or repossess the Subleased Premises, or (b) restore the operation of this Sublease, after (1) Sublessee shall have been dispossessed by a judgment or by warrant of any court or judge, (2) any re-entry by Sublessor, or (3) any expiration or termination of this Sublease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Sublease. The words "re-enter", "re-entry" and "re-entered" as used herein shall not be deemed to be restricted to their technical legal meanings. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Sublessor from invoking any other remedy allowed at law or in equity.

                  (B) In the event of any breach or threatened breach by Sublessee or any person claiming through or under Sublessee, of any of the terms of this Sublease (whether or not the Term shall have commenced), Sublessor shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any other remedy allowed at law or in equity, by statute or otherwise, as if re-entry, summary proceedings or other specific remedies were not provided for in this Sublease.

                  (C) (i) If this Sublease and the Term shall expire and come to an end as provided in Paragraph 13 hereof, or by or under any summary proceeding or any other action or proceeding, or if Sublessor shall re-enter the Subleased Premises as provided in this Paragraph 25 and elsewhere in this Sublease, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                      (a) Sublessee shall pay to Sublessor all Fixed Rent, Additional Rent and other charges payable under this Sublease by Sublessee to Sublessor to the date upon which this Sublease and the Term shall have expired and come to an end or to the date of re-entry upon the Subleased Premises by Sublessor, as the case may be.

                      (b) All monies, if any, therefore paid by Sublessee to Sublessor, whether as advanced Fixed Rent, Additional Rent, Security, or otherwise, shall be credited by Sublessor against any damages payable by Sublessee to Sublessor, and any surplus, if any, shall be refunded to Sublessee;

                      (c) Sublessee also shall be liable for and shall pay to Sublessor as damages, any deficiency (hereafter referred to as "Deficiency") between the Fixed Rent and Additional Rent served in this Sublease for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) and the net amount, if any, of rents and collected under any reletting for any part of such period (first deducting from the rents collected under any such reletting all of Sublessor's reasonable expenses in connection with the termination of this Sublease, and Sublessor's re-entry upon the Subleased Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorney's fees and disbursements, alteration costs and other expenses of preparing the Subleased Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Sublessee on the days specified in this Sublease for payment of installments of Fixed Rent. Sublessor shall be entitled to recover from Sublessee each monthly Deficiency as the same shall arise, an no suite to collect the amount of the Deficiency for any month shall prejudice Sublessor's right to collect the Deficiency for any subsequent month by a similar proceeding;

                   (ii) If the Subleased Premises, or any part thereof, shall be relet together with other space in the Demised Premises, rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of Section C.(i) hereof. In no event whatsoever shall Sublessee be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent and Additional Rent reserved in this Sublease. Nothing contained in Paragraph 13 hereof or this Paragraph 25 shall be deemed to limit or preclude the recovery by Sublessor from Sublessee of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Sublessor may be entitled in addition to the damages set forth in Section C.(i) hereof.

               26. Certificates. Sublessor and Sublessee shall, without charge, at reasonable intervals, and from time to time, within ten (10) business days after requests by the other, deliver a written instrument to any person, firm or corporation specified by them, duly executed and acknowledged, certifying:

                      (a) that this Sublease is unmodified and in full force and effect, if there have been any modifications, that the same are in full force and effect as modified and stating any such modifications and if the Sublease is not then in full force and effect, so stating and setting forth in reasonable detail the nature of any default, deficiency or changed circumstances;

                      (b) whether or not there are then existing set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Sublease and any modifications thereof on the part of Sublessee to be performed or complied with, and, if so, specifying the same;

                      (c) whether the term of this Sublease has commenced and rent is payable thereunder and whether Sublessee has accepted possession of the Subleased Premises;

               27. Execution of Sublease. Submission by Sublessor of the within Sublease for execution by Sublessee shall confer no rights nor impose any obligations on either party unless and until both Sublessor and Sublessee shall have executed this Sublease, duplicate originals thereof shall have been delivered to the respective parties and Landlord shall have delivered to Sublessor the Consent to Sublease and Sublessor shall have promptly notified Sublessee of its receipt of Landlord's Consent to Sublease.

               28. Holding Over. If Sublessee holds over in possession after the expiration or sooner termination of the original Term or of any extended term of this Sublease, such holding over shall not be deemed to extend the Term or renew the Sublease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth, except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of

                      (a) 1/12 of the annual Fixed Rent set forth in this sublease, times 1.5, plus

                      (b) 1/12 of all other items of annual Additional Rent which would have been payable pursuant to this Sublease had this Sublease not expired, plus

                      (c) those other items of Additional Rent (not annual Additional Rent) which would have been payable pursuant to this Sublease, had this Sublease not expired, which total sum Sublessee agrees to pay to Sublessor promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Sublessor to collect damages for Sublessee's failure to vacate the Subleased Premises after the expiration or sooner termination of this Sublease. The aforesaid provisions of this Section shall survive the expiration or sooner termination of this Sublease.

               29. Late Charges. If Sublessor does not receive payment of any Fixed Rent or Additional Rent within five (5) days after any such Fixed Rent or Additional Rent is due, then Sublessee shall pay to Sublessor, as a "late charge", interest at the lesser of (i) two percent (2%) per annum above the then current prime rate charged by Citibank, N.A. or its successor, or (ii) the maximum rate permitted by applicable law on the amount of Fixed Rent and/or Additional Rent so overdue and such "late charge" shall be collectible as Additional Rent by Sublessor.

               30. Attorneys' Fees. (a) In case it shall be necessary for Sublessor to institute any action or proceeding against Sublessee for the nonpayment of rent or for the violation of any of the covenants or provisions of this Sublease or for the recovery of possession of the Subleased Premises or should Sublessor be compelled to intervene in any action or proceeding wherein Sublessee is a party in order to enforce Sublessor's interest or rights hereunder, then and in any of such events, if Sublessor shall obtain a judgment or order in its favor on the merits, sustained on appeal if one is taken, in such action or proceeding, Sublessee shall be obligated to pay to Sublessor reasonable attorneys" fees, costs and disbursements incurred for the institution and prosecution of any such action, proceeding or intervention.

                  (b) In case it shall be necessary for Sublessee to institute any action or proceeding against Sublessor for the violation of any of the covenants or provisions of this Sublease or should Sublessee be compelled to intervene in any action or proceeding wherein Sublessor is a party in order to enforce Sublessee's interest or rights hereunder, then and in any of such events, if Sublessee shall obtain a judgment or order in its favor on the merits, sustained on appeal if one is taken, in such action or proceeding, Sublessor shall be obligated to pay to Sublessee reasonable attorneys' fees, costs and disbursements incurred for the institution and prosecution of any such action, proceeding or intervention.

               31. No Broker. Sublessor and Sublessee represent and warrant that they have dealt with no broker or finder in connection with this Sublease other than Sutton & Edwards. Sublessor shall pay a commission to Sutton & Edwards pursuant to a separate written agreement. Sublessor and Sublessee each shall indemnify, defend and save harmless the other from and against all claims arising from any breach by such party of the foregoing representation, warranty or covenant. The indemnity set forth herein shall survive the expiration or earlier termination of this Sublease.

               32. Parking. In addition to the parking rights set forth in the Lease, Sublessor acknowledges to Sublessee that Sublessee shall on occasion, for duration's that do not extend beyond business work hours park vehicles known as "SUV's" in Sublessee reserved parking as set forth in the Lease.

                  (b) In the event that Sublessee leases, uses or licenses from Nassau County in the adjoining property known as the "Rifle Range" , additional parking in an amount equal to or in excess of ten vehicles, Sublessor will credit Sublessee in an amount of $3.00 per day, for each of the ten (10) vehicles only ($90.00 per month for each vehicle; $900.00 per month for ten (10) vehicles). The amount of credit shall not exceed $900.00 per month. The parking charge shall be a credit against the rent on a monthly basis starting with the first month Sublessee actually leases such parking spaces (Sublessee shall provide Sublessor with a copy of said Parking Agreement) provided, however, Sublessee shall be entitled to a double credit for months 4, 5, and 6 of this Sublease.

                  IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.





                                       SUBLESSOR:


                                       QueryObject Systems Corporation

                                       By:
                                          -------------------------------------
                                          Name:_______________________________
                                          Title:  ____________________________



                                       SUBLESSEE:

                                       Progressive Insurance, Inc.


                                       By:
                                          --------------------------------------
                                          Name:_______________________________
                                          Title:______________________________


                                          By and through its signature contained
                                          below,  Landlord  hereby  consents  to
                                          this  Sublease  and agrees to be bound
                                          by the terms, conditions and covenants
                                          contained herein as such relate to the
                                          Landlord


                                       LANDLORD:

                                       Reckson Associates


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                              EXHIBITS TO SUBLEASE


Subleased Premises                    Exhibit A
Lease                                 Exhibit B

                                    EXHIBIT A

                               SUBLEASED PREMISES

                                    EXHIBIT B

                                      LEASE